Exhibit 99.1

For Immediate Release

MOVIE GALLERY NAMES SHERIF J. MITYAS AS

CHIEF OPERATING OFFICER AND PRESIDENT OF RETAIL OPERATIONS

DOTHAN, Ala., June 11, 2008 – Movie Gallery, Inc. (“Movie Gallery”) today announced that Sherif J. Mityas has been appointed Chief Operating Officer of the Company and President of Retail Operations, effective June 16, 2008. Jeffrey S. Stubbs, who formerly served as President of Retail Operations, has resigned from the Company.

“Sherif is a strong and capable leader with an extensive background in retail operations, store merchandising and supply chain management,” said C.J. “Gabe” Gabriel, Chief Executive Officer of Movie Gallery. “His knowledge and understanding of the retail industry will be invaluable as we continue to build on the strength of our store operations, merchandising and supply chain management to improve our operating metrics. I look forward to working closely with Sherif to enhance store operations and better integrate our brands and businesses.”

Sherif Mityas brings to the Company nearly 20 years of experience in the retail sector. Most recently, Mr. Mityas was a Partner at A.T. Kearney, Inc. where he was responsible for the firm’s business development, staff development and intellectual knowledge capture for all service and industry practice groups across North America. Mr. Mityas has consulted for a number of global big box and U.S. based mass merchants, department stores and grocery chains in the areas of merchandising, category management, store operations and store operations. The plans implemented under Mr. Mityas’ leadership aided numerous companies in increasing profitability and profit margins by reducing costs and optimizing the retail value chain for their consumers.

Prior to A.T. Kearney, Mr. Mityas served as a Senior Manager for the Deloitte & Touche Consulting Group where his focus was on reorganization and improving operations of various companies to increase cost savings and profitability. He began his career as a Senior Aerodynamic Engineer at United Technologies Corporation.

Mr. Mityas earned a Bachelor of Science degree in Aerospace Engineering from Boston University. He received a Master of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute and a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University.

About Movie Gallery

The Company is the second largest North American video rental company with approximately 3,300 stores located in all 50 U.S. states and Canada operating under the brands Movie Gallery, Hollywood Video and Game Crazy. Since Movie Gallery’s initial public offering in August 1994, the Company has grown from 97 stores to its present size through acquisitions and new store openings. For more information about the Company, please visit our website: www.moviegallery.com.

Forward-looking Statements

This press release, as well as other statements made by Movie Gallery may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the risks and uncertainties associated with the ability to successfully implement Movie Gallery’s Second Amended Plan of Reorganization, as confirmed; (ii) the ability of the Company to operate subject to the terms of the Company’s existing financing obligations; (iii) the direct or indirect effects on our business of our impaired credit; (iv) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (v) the Company’s ability to maintain contracts and leases that are critical to its operations; (vi) the ability of the Company to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (vii) the ability of the Company to attract, motivate and/or retain key executives and associates; (viii) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (ix) increased competition in the video and game rental and sale industry; and (x) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof. Other risk factors are listed from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent reports filed with the Securities and Exchange Commission. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Contacts:

Analysts and Investors: Ted Ceglia, Movie Gallery, Inc., 503-570-1950

Media: Andrew B. Siegel or Meaghan A. Repko of Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449

###